NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES SECOND-QUARTER 2007 RESULTS FROM CONTINUING OPERATIONS

– Sales Increase 14.8% to $307 Million –

– GAAP EPS Increase 19.6% to $0.55 –

– Non-GAAP EPS Increase 10.3% to $0.64 –

– 2007 Sales Guidance Increased and EPS Guidance Narrowed to Upper End of Range –

– Increases Stock Repurchase Authorization by $100 Million –

WILMINGTON, MA, August 7, 2007, (Businesswire) – Charles River Laboratories International, Inc. (NYSE: CRL) today reported second-quarter and year-to-date 2007 financial results.  For the second quarter, net sales from continuing operations increased 14.8% to $307.4 million from $267.9 million in the second quarter of 2006.  Pharmaceutical and biotechnology customers continued to demonstrate robust demand for research models and outsourced services, which drove the strong sales growth in both the Research Models and Services and Preclinical Services business segments.  Foreign exchange contributed 2.1% to the net sales growth.

On a GAAP basis, net income from continuing operations for the second quarter of 2007 was $37.8 million, or $0.55 per diluted share, compared to $32.8 million, or $0.46 per diluted share, for the second quarter of 2006.  The 19.6% increase in earnings per share resulted primarily from higher sales, as well as the benefit of cost savings initiatives implemented in 2006, a lower share count due to the Company’s stock repurchase program, lower amortization of intangible assets and reduced net interest expense.

On a non-GAAP basis, net income from continuing operations was $43.8 million for the second quarter of 2007, compared to $41.6 million for the same period in 2006. Second-quarter diluted earnings per share on a non-GAAP basis were $0.64, an increase of 10.3% compared to $0.58 per share in the second quarter of 2006.  Non-GAAP earnings per share in the second quarter of 2007 excluded $8.2 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $0.9 million related to the decision to accelerate the exit of the Company’s Preclinical Services facility in Worcester, Massachusetts.  The Company continues to anticipate completion of the transition to the new Shrewsbury, Massachusetts, facility by the end of 2007, and as a result, expects to record total related charges in 2007 of approximately $0.03 to $0.05.  For the second quarter of 2006, non-GAAP results excluded $9.5 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $5.3 million related to cost-savings initiatives.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are extremely pleased with our second-quarter performance, which reflects strong demand across our broad portfolio of essential products and services.  As a result of higher-than-expected first-half sales and our expectation for robust sales growth in the second half of the year, we are raising our sales guidance and narrowing our EPS guidance to the upper end of the range.  In addition, we have increased our stock repurchase authorization from $300.00 million to $400.00 million.”

The Company reports results from continuing operations, which exclude results of the Interventional and Surgical Services (ISS) business.  The Company is in the process of closing that business and as a result, reports it as discontinued operations.  Historical comparisons have been reclassified accordingly.  Net income from discontinued operations was $0.1 million in the second quarter of 2007.  Including discontinued operations, net income for the second quarter of 2007 was $38.0 million, or $0.55 per diluted share, compared to net income of $25.7 million, or $0.36 per diluted share, in the second quarter of 2006.  Discontinued operations in 2006 included both ISS and the Phase II – IV clinical services business, which the Company sold in August 2006.

Research Models and Services (RMS)

Sales for the RMS segment were $143.8 million in the second quarter of 2007, an increase of 9.9% from $130.8 million in the second quarter of 2006.  Sales benefited from strong demand for research models from large pharmaceutical and biotechnology customers in North America and Europe, increased demand for Transgenic Services, and higher sales of in vitro products.

In the second quarter of 2007, the RMS segment’s GAAP operating margin increased to 31.5% compared to 29.1% in the second quarter of 2006.  On a non-GAAP basis, which excluded charges of $0.4 million for acquisition-related amortization, the operating margin was 31.7%, compared to 30.9% for the same period in the prior year.  The improvement was due primarily to higher sales.

Preclinical Services (PCS)

Second-quarter net sales for the PCS segment were $163.6 million, an increase of 19.4% from $137.0 million in the second quarter of 2006.  Sales were driven by continuing strong demand for general and specialty toxicology services from pharmaceutical and biotechnology customers, and the addition on October 30, 2006, of the Northwest Kinetics Phase I clinical services business.

The PCS segment’s GAAP operating margin improved to 16.8% from 16.4%.  On a non-GAAP basis, which excludes $7.8 million of acquisition-related amortization and the $0.9 million charge for the accelerated exit from the Worcester facility, the second-quarter operating margin declined to 22.0% from 25.4% in the second quarter of 2006.  All of the Company’s preclinical toxicology facilities reported improved profitability, with the exception of Massachusetts.  As expected, the higher operating costs associated with the Massachusetts facility transition offset the gains.

Six-Month Results

For the first six months of 2007, net sales from continuing operations increased by 14.7% to $598.6 million, from $522.0 million in the same period in 2006.  Foreign exchange contributed approximately 2.4% to the sales growth rate.

On a GAAP basis, net income from continuing operations was $75.1 million, or $1.10 per diluted share, for the first half of 2007, compared to $61.3 million, or $0.84 per diluted share, for the same period in 2006.

On a non-GAAP basis, net income from continuing operations for the first six months of 2007 was $87.0 million, or $1.28 per diluted share, compared to $76.4 million, or $1.05 per diluted share, for the same period in 2006.  For the first six months of 2007, non-GAAP net income excluded $16.1 million of amortization and stock-based compensation costs associated with acquisitions, and $1.7 million related to the decision to accelerate the exit of the Company’s Preclinical Services facility in Worcester, Massachusetts.  Non-GAAP net income for the first half of 2006 excluded acquisition-related charges of $18.9 million and charges of $5.3 million related to cost-savings initiatives.

Including a loss of $0.3 million from discontinued operations, net income for the first six months of 2007 was $74.7 million, or $1.10 per diluted share, compared to a net loss of $74.4 million, or $1.02 per diluted share, for the same period in 2006. Results for the prior year included the $129.2 million goodwill impairment recorded in the first quarter of 2006 related to the sale of the Clinical Phase II – IV business.

Research Models and Services (RMS)

For the first six months of 2007, RMS net sales were $286.9 million, an increase of 10.4% from the first-half 2006 net sales of $259.8 million.  The RMS segment’s GAAP operating margin was 32.2% in the first half of 2007, compared to 30.2% for the year-ago period.  On a non-GAAP basis, which excluded $0.7 million of amortization of intangible assets related to acquisitions, the operating margin was 32.4% compared to 31.2% in the first six months of 2006.

Preclinical Services (PCS)

For the first six months of 2007, PCS net sales were $311.8 million, an increase of 18.9% over first-half 2006 net sales of $262.2 million.  On a GAAP basis, the PCS segment operating margin was 16.3% in the first half of 2007, compared to 13.9% in the year-ago period.  On a non-GAAP basis, the operating margin was 21.7% in the first half of 2007 compared to 22.0% for the same period in 2006.

2007 Guidance

Based on strong demand for its products and services, the Company is increasing its sales guidance and narrowing the GAAP and non-GAAP earnings per share ranges to the upper end.  The revised forward-looking guidance, shown in the table below, is based on current foreign exchange rates.

2007 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth (in %)	12% - 14%	9% - 12%
Sales ($ in millions)	$1,185 - $1,205	$1,160 - $1,190
GAAP EPS estimate	$2.15 - $2.21	$2.11 - $2.21
Acquisition-related amortization	$0.32	$0.32
Charge to exit Worcester facility and gain on sale of building, net	$0.01 - $0.03	$0.01 - $0.03
Non-GAAP EPS estimate	$2.47 - $2.53	$2.43 - $2.53

Board Increases Stock Repurchase Authorization

Charles River’s Board of Directors has increased the existing authorization for the repurchase of Charles River common stock to $400.0 million from $300.0 million.  The stock purchases will be made from time to time on the open market, through block trades or otherwise in compliance with Rule 10b-18 of the federal securities laws.  Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or from time to time without prior notice.  Funds for the repurchases are expected to come from cash on hand or cash generated by operations.

As of August 1, 2007, the Company had repurchased 6.7 million shares of common stock at a total cost of approximately $278.0 million, leaving a balance of approximately $122.0 million under the $400.00 million stock repurchase authorization.  There are currently no specific plans for the shares that have been or may be purchased under the program.

As of August 1, 2007, Charles River had approximately 67.9 million shares of common stock outstanding.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, August 8, at 8:30 a.m. ET to discuss matters relating to this press release.  To participate, please go to ir.criver.com and select the webcast link.  You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, impairments due to our accelerated exit from our Worcester Preclinical Services facility, and the potential gain on the sale of real estate in Scotland.  We exclude these items from the non-GAAP financial measures because they are outside our normal operations.  There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies.  In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts.  We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis.  In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur.  Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements also include statements regarding our projected 2007 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; expectations regarding stock repurchases; the timing of the opening of new and expanded facilities; the potential sale of real estate in Scotland; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth.  Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas.  A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2007, as well as other filings we make with the Securities and Exchange Commission.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River Laboratories

Charles River Laboratories based in Wilmington, Massachusetts, partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently. Charles River's 8,000 employees serve clients worldwide. For more information on Charles River, visit our website at www.criver.com.

# # #

Investor Contact:
Susan E. Hardy
Corporate Vice President, Investor Relations
781.262.7616

Media Contact:
Amy Cianciaruso
Associate Director, Public Relations
978.658.6000 Ext. 1878

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Total net sales	$307,435	$267,859	$598,634	$522,000
Cost of products sold and services provided	186,479	160,749	362,105	319,385
Gross margin	120,956	107,110	236,529	202,615
Selling, general and administrative	56,092	50,031	109,109	92,765
Amortization of intangibles	8,139	9,377	15,994	18,452
Operating income	56,725	47,702	111,426	91,398
Interest income (expense)	(2,595)	(3,661)	(4,654)	(6,677)
Other income (expense)	(1,069)	(736)	(920)	(688)
Income before income taxes and minority interests	53,061	43,305	105,852	84,033
Provision for income taxes	15,101	9,870	30,411	21,681
Income before minority interests	37,960	33,435	75,441	62,352
Minority interests	(119)	(654)	(373)	(1,056)
Income from continuing operations	37,841	32,781	75,068	61,296
Income (loss) from discontinued businesses, net of tax	115	(7,032)	(349)	(135,662)
Net income (loss)	$37,956	$25,749	$74,719	$(74,366)

Earnings (loss) per common share
Basic:
Continuing operations	$0.57	$0.46	$1.13	$0.86
Discontinued operations	$-	$(0.10)	$(0.01)	$(1.89)
Net income	$0.57	$0.36	$1.12	$(1.04)
Diluted:
Continuing operations	$0.55	$0.46	$1.10	$0.84
Discontinued operations	$-	$(0.10)	$(0.01)	$(1.86)
Net income	$0.55	$0.36	$1.10	$(1.02)

Weighted average number of common shares outstanding
Basic	66,830,155	70,851,430	66,587,863	71,615,867
Diluted	68,517,657	71,835,166	67,971,898	72,798,832

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	June 30, 2007	December 30, 2006
Assets
Current assets
Cash and cash equivalents	$162,050	$175,380
Trade receivables, net	228,622	202,658
Inventories	77,169	72,362
Other current assets	58,583	44,363
Current assets of discontinued businesses	1,123	6,330
Total current assets	527,547	501,093
Property, plant and equipment, net	622,492	534,745
Goodwill, net	1,119,350	1,119,309
Other intangibles, net	158,442	160,204
Deferred tax asset	96,121	107,498
Other assets	135,910	133,944
Long-term assets of discontinued businesses	4,217	751
Total assets	$2,664,079	$2,557,544

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$24,098	$24,977
Accounts payable	35,707	28,223
Accrued compensation	42,804	41,651
Deferred income	94,963	93,197
Accrued liabilities	53,976	41,991
Other current liabilities	18,017	25,625
Current liabilities of discontinued businesses	116	3,667
Total current liabilities	269,681	259,331
Long-term debt	511,816	547,084
Other long-term liabilities	149,294	146,695
Total liabilities	930,791	953,110
Minority interests	3,420	9,223
Total shareholders’ equity	1,729,868	1,595,211
Total liabilities and shareholders’ equity	$2,664,079	$2,557,544

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Research Models and Services
Net sales	$143,803	$130,816	$286,871	$259,788
Gross margin	63,109	55,478	126,763	111,344
Gross margin as a % of net sales	43.9%	42.4%	44.2%	42.9%
Operating income	45,268	38,003	92,289	78,479
Operating income as a % of net sales	31.5%	29.1%	32.2%	30.2%
Depreciation and amortization	5,663	5,237	11,232	10,272
Capital expenditures	10,688	4,783	17,772	8,349

Preclinical Services
Net sales	$163,632	$137,043	$311,763	$262,212
Gross margin	57,847	51,632	109,766	91,271
Gross margin as a % of net sales	35.4%	37.7%	35.2%	34.8%
Operating income	27,426	22,530	50,870	36,318
Operating income as a % of net sales	16.8%	16.4%	16.3%	13.9%
Depreciation and amortization	15,569	15,288	29,913	29,913
Capital expenditures	38,724	12,620	69,564	48,441

Unallocated Corporate Overhead	$(15,969)	$(12,831)	$(31,733)	$(23,399)

Total
Net sales	$307,435	$267,859	$598,634	$522,000
Gross margin	120,956	107,110	236,529	202,615
Gross margin as a % of net sales	39.3%	40.0%	39.5%	38.8%
Operating income (loss)	56,725	47,702	111,426	91,398
Operating income as a % of net sales	18.5%	17.8%	18.6%	17.5%
Depreciation and amortization	21,232	20,525	41,145	40,185
Capital expenditures	49,412	17,403	87,336	56,790

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Research Models and Services
Net sales	$143,803	$130,816	$286,871	$259,788
Operating income	45,268	38,003	92,289	78,479
Operating income as a % of net sales	31.5%	29.1%	32.2%	30.2%
Add back:
Amortization related to acquisitions	371	99	745	179
Impairment and other charges	-	2,334	-	2,334
Operating income, excluding specified charges (Non-GAAP)	$45,639	$40,436	$93,034	$80,992
Non-GAAP operating income as a % of net sales	31.7%	30.9%	32.4%	31.2%

Preclinical Services
Net sales	$163,632	$137,043	$311,763	$262,212
Operating income	27,426	22,530	50,870	36,318
Operating income as a % of net sales	16.8%	16.4%	16.3%	13.9%
Add back:
Amortization related to acquisitions	7,768	9,278	15,249	18,273
Impairment and other charges	863	2,966	1,682	2,966
Operating income, excluding specified charges (Non-GAAP)	$36,057	$34,774	$67,801	$57,557
Non-GAAP operating income as a % of net sales	22.0%	25.4%	21.7%	22.0%

Unallocated Corporate Overhead	$(15,969)	$(12,831)	$(31,733)	$(23,399)
Add back:
Stock-based compensation related to Inveresk acquisition	18	117	88	402
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(15,951)	$(12,714)	$(31,645)	$(22,997)

Total
Net sales	$307,435	$267,859	$598,634	$522,000
Operating income	56,725	47,702	111,426	91,398
Operating income as a % of net sales	18.5%	17.8%	18.6%	17.5%
Add back:
Amortization related to acquisition	8,139	9,377	15,994	18,452
Impairment and other charges	863	5,300	1,682	5,300
Stock-based compensation related to Inveresk acquisition	18	117	88	402
Operating income, excluding specified charges (Non-GAAP)	$65,745	$62,496	$129,190	$115,552
Non-GAAP operating income as a % of net sales	21.4%	23.3%	21.6%	22.1%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Companys performance.  The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP.  The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net income (loss)	$37,956	$25,749	$74,719	$(74,366)
Less: Discontinued operations	(115)	7,032	349	135,662
Net income from continuing operations	37,841	32,781	75,068	61,296
Add back:
Amortization related to acquisitions	8,139	9,377	15,994	18,452
Stock-based compensation related to Inveresk acquisition	18	117	88	402
Impairment and other charges	863	5,300	1,682	5,300
Tax effect	(3,061)	(5,995)	(5,845)	(9,061)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$43,800	$41,580	$86,987	$76,389

Weighted average shares outstanding - Basic	66,830,155	70,851,430	66,587,863	71,615,867
Effect of dilutive securities:
2.25% senior convertible debentures	203,034	-	-	-
Stock options and contingently issued restricted stock	1,350,004	851,925	1,250,385	1,043,535
Warrants	134,464	131,811	133,650	139,430
Weighted average shares outstanding - Diluted	68,517,657	71,835,166	67,971,898	72,798,832

Basic earnings (loss) per share	$0.57	$0.36	$1.12	$(1.04)
Diluted earnings (loss) per share	$0.55	$0.36	$1.10	$(1.02)

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.66	$0.59	$1.31	$1.07
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.64	$0.58	$1.28	$1.05

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Companys performance.  The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP.  The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.